Exhibit 5.1

BAKER & MCKENZIE LLP

10250 CONSTELLATION BOULEVARD

SUITE 1850

LOS ANGELES, CA 90067

July 14, 2026

KB Home

10990 Wilshire Boulevard

Los Angeles, CA 90024

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for KB Home, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed on July 14, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the offer and sale by the Company from time to time of an indeterminate amount of (a) its debt securities (“Debt Securities”), (b) shares of its Preferred Stock, par value $1.00 per share (the “Preferred Stock”), (c) shares of its Common Stock, par value $1.00 per share (the “Common Stock”), (d) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company or another issuer (the “Warrants”), which will be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent (the “Warrant Agent”), (e) depositary shares evidencing fractional interests in shares of the Company’s Preferred Stock (“Depositary Shares”), which will be issued pursuant to a deposit agreement (a “Deposit Agreement”) to be entered into by the Company and a depositary (a “Depositary”), and (f) contracts to purchase shares of Common Stock (“Stock Purchase Contracts”) and units consisting of a Stock Purchase Contract and other securities which may secure the holders’ rights to purchase the Common Stock underlying the Stock Purchase Contracts (“Stock Purchase Units”), which will be issued pursuant to a purchase contract agreement and, if applicable, a pledge agreement (together, the “Stock Purchase Contract Agreements”) to be entered into by the Company and a purchase contract agent (the “Purchase Contract Agent”).

We have also acted as special counsel to KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc. and KB HOME South Bay Inc., each a California corporation; KB HOME Florida Inc. and KB HOME Raleigh-Durham Inc., each a Delaware corporation; KB HOME Fort Myers LLC, KB HOME Jacksonville LLC, KB HOME Orlando LLC, KB HOME Treasure Coast LLC, and KBHPNW LLC, each a Delaware limited liability company;; KB HOME Las Vegas Inc., a Nevada corporation; KB HOME Lone Star Inc. and KBSA, Inc., each a Texas corporation; KB HOME Phoenix Inc. and KB HOME Tucson Inc., each an Arizona corporation; and KB HOME Colorado Inc., a Colorado corporation (collectively, the “Guarantors”), in connection with the registration under the Registration Statement of the offer and sale by the Guarantors of their guarantees (the “Guarantees”) of the Debt Securities.

The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Guarantees are herein collectively referred to as the “Securities”. Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units may be convertible or exchangeable for Securities or other securities of the Company or another issuer. The Debt Securities and Guarantees will be issued under (i) the indenture (the “Senior Indenture”), dated as of January 28, 2004, as amended and supplemented on January 28, 2004, June 30, 2004, May 1, 2006, November 9, 2006, August 17, 2007, January 30, 2012, January 11, 2013, March 12, 2013, February 28, 2014, January 22, 2019, January 20, 2022, January 19, 2023, and January 16, 2026, among the Company, the guarantors party thereto and Regions Bank (successor to U.S. Bank Trust Company, National Association), as trustee (the “Senior Trustee”), or (ii) the form of Senior Subordinated Indenture, presently undated (the “Senior Subordinated Indenture”), filed as exhibit 4.15 to the Registration Statement. The Registration Statement includes a prospectus for offerings of Securities (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement. As to certain factual matters, we have relied upon and assumed the accuracy of, without independent verification, written and oral statements and representations of officers and other representatives of the Company, the Guarantors and others and filings made by the Company and the Guarantors with the Commission. In addition, we have examined originals or copies, certified or otherwise, of such instruments, corporate records, certificates of public officials and other persons, and other documents as we have deemed necessary or desirable for purposes of this opinion.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, qualifications and other limitations contained herein, we are of the opinion that:

1. For Debt Securities and Guarantees issued pursuant to the Senior Indenture, upon the due authorization and establishment of the terms of a particular Debt Security and Guarantee, as applicable, in accordance with such Senior Indenture, and when such Debt Security and Guarantee, as applicable, have been duly authorized, executed, authenticated, issued and delivered in accordance with such Senior Indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Debt Security will constitute the valid and binding obligation of the Company, and such Guarantee will constitute the valid and binding obligation of the Guarantors.

2. For Debt Securities and Guarantees issued pursuant to the Senior Subordinated Indenture, following the execution and delivery of the Senior Subordinated Indenture by the Company, the Guarantors and a duly appointed trustee, upon the due authorization and establishment of the terms of a particular Debt Security and Guarantee, as applicable, in accordance with the Senior Subordinated Indenture, and when such Debt Security and Guarantee, as applicable, have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Debt Security will constitute the valid and binding obligation of the Company, and such Guarantee will constitute the valid and binding obligation of the Guarantors.

3. When the issuance of Common Stock has been duly authorized, the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any Debt Security or Preferred Stock that is exchangeable or convertible into Common Stock, (b) upon the exercise of any Warrant exercisable for Common Stock, or (c) upon settlement of any Stock Purchase Contract or Stock Purchase Units), will be validly issued, fully paid and nonassessable.

4. When the issuance of Preferred Stock has been duly authorized, the Certificate of Designations establishing the terms of such Preferred Stock has been duly approved and executed by the Company and duly filed with the Secretary of State of the State of Delaware, and the certificates for such Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase sale, such Preferred Stock (including any Preferred Stock duly issued (a) upon the exchange or conversion of any Debt Security that is exchangeable or convertible into Preferred Stock, (b) upon the exercise of any Warrant exercisable for Preferred Stock, or (c) upon surrender of any Depositary Shares) will be validly issued, fully paid and nonassessable.

5. When the Company and a Warrant Agent execute and deliver a Warrant Agreement and the terms of a particular Warrant have been duly authorized and established in accordance with such Warrant Agreement, and such Warrant has been duly authorized, executed, countersigned, issued and delivered in accordance with such Warrant Agreement and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Warrant will constitute the valid and binding obligation of the Company.

6. When the Company and a Depositary execute and deliver a Deposit Agreement and the terms of particular Depositary Shares have been duly authorized and established in accordance with such Deposit Agreement, and such Depositary Shares have been duly authorized, executed, countersigned, issued and delivered in accordance with such Deposit Agreement and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Depositary Shares will constitute the valid and binding obligations of the Company.

7. When the Company and a Purchase Contract Agent execute and deliver Stock Purchase Contract Agreements and the terms of particular Stock Purchase Contracts and Stock Purchase Units, as applicable, have been duly authorized and established in accordance with such Stock Purchase Contract Agreements, and such Stock Purchase Contracts and Stock Purchase Units, as applicable, have been duly authorized, executed, countersigned, issued and delivered in accordance with such Stock Purchase Contract Agreements and delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, such Stock Purchase Contracts and such Stock Purchase Units, as applicable, will constitute the valid and binding obligations of the Company.

Our opinions expressed in numbered paragraphs 1, 2, 5, 6 and 7 above are subject to the effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Security, (a) the Company shall have reserved for issuance a sufficient number of authorized shares of such Security to satisfy the maximum number of shares of such Security that may be issued pursuant to the issuance and sale of such Security, assuming the conversion, exercise or exchange of all securities that may be converted, exercised or exchanged for such Security, if any; (b) the Company’s Board of Directors and, in the case of Guarantees, each Guarantor’s Board of Directors or similar governing body, shall have each duly established the terms of such Security and duly authorized the issuance and sale of such Security, in each case in accordance with applicable law, and such authorization shall not have been modified or rescinded; (c) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (d) one or more Prospectus Supplements will have been prepared and filed in a timely manner with the Commission describing such Security; (e) the Senior Indenture and any supplemental indenture or other instruments establishing the terms of such Security and any applicable Guarantee shall have been duly authorized, executed, authenticated and delivered by the Senior Trustee in accordance with applicable law and shall be the valid and legally binding obligation of the Senior Trustee, the Senior Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and such supplemental indenture or other instruments shall have been duly authorized, executed, authenticated and delivered by the Company and the Guarantors, as applicable; (f) the Senior Subordinated Indenture and any supplemental indenture or other instruments establishing the terms of such Security and any applicable Guarantee shall have each been duly authorized, executed, authenticated and delivered by the Company, the Guarantors and the applicable trustee in accordance with applicable law and shall be the valid and legally binding obligation of such trustee and the Senior Subordinated Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (g) the applicable Certificate of Designations, if any, establishing the terms of any Preferred Stock shall have been duly approved and executed by the Company in accordance with applicable law and duly filed with the Secretary of State of the State of Delaware in accordance with Delaware law; (h) the applicable Warrant Agreement, if any, shall have been duly authorized, executed and delivered by the Company and the applicable Warrant Agent in accordance with applicable law and shall be the valid and legally binding obligation of such Warrant Agent; (i) the applicable Deposit Agreement, if any, shall have been duly authorized, executed and delivered by the Company and the applicable Depositary in accordance with applicable law and shall be the valid and legally binding obligation of such Depositary; (j) the applicable Stock Purchase Contract Agreements shall each have been duly authorized, executed and delivered by the Company and the applicable Purchase Contract Agent in accordance with applicable law and shall be the valid and legally binding obligation of such Purchase Contract Agent; (k) in connection with the issuance and sale of Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Stock Purchase Units convertible into or exchangeable for securities of another issuer, such other issuer shall have taken any and all necessary and appropriate steps to enable the Company lawfully to deliver securities, and, if applicable, a prospectus related thereto, of such other issuer upon such conversion or exchange; and (l) a definitive underwriting or other agreement for the purchase and sale of such Security will have been duly authorized and validly executed and delivered by the Company and the Guarantors, as applicable, and the other parties thereto.

The law covered by the opinions expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case, as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction, or any other law of the State of Delaware, or as to any state securities laws, and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We assume no obligation to revise or supplement this opinion letter, whether due to any change in applicable law or otherwise.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP